AGREEMENT OF AMENDMENT

Dated as of September 29, 2006

     Reference is made to that certain Revolving Credit and Security Agreement dated as of February 25, 2003 (as from time to time and as hereby amended, the "Credit Agreement") among XL Re Ltd (the "Borrower"), CAFCO, LLC (formerly Corporate Asset Funding Company, Inc., "CAFCO"), CRC Funding, LLC (formerly Corporate Receivables Corporation, "CRC"), CHARTA, LLC (formerly CHARTA Corporation, "CHARTA"), CIESCO, LLC (formerly CIESCO, L.P., "CIESCO"), Citibank, N.A. ("Citibank"), the other banks from time to time parties thereto and Citicorp North America, Inc., as agent (the "Agent"). Capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

     The parties to the Credit Agreement hereby agree that, effective as of the date hereof, Section 1.01 of the Credit Agreement is hereby amended by adding the following definition in proper alphabetical order therein:

""Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP."

     The parties to the Credit Agreement hereby agree that, effective as of the date hereof, Section 1.01 of the Credit Agreement is hereby amended by adding the following definition in proper alphabetical order therein:

""Consolidated Net Worth" means, at any time, the consolidated stockholders' equity of the Borrower and its Subsidiaries; provided, that the calculation of such consolidated stockholders' equity shall exclude (a) the effect thereon of any adjustments required under Statement of Accounting Standards No. 115 ("Accounting for Certain Investments in Debt and Equity Securities") and (b) any Exempt Indebtedness (and the assets relating thereto) in the event such Exempt Indebtedness is consolidated on the consolidated balance sheet of the Borrower and its consolidated Subsidiaries in accordance with GAAP."

     The parties to the Credit Agreement hereby agree that, effective as of the date hereof, Section 1.01 of the Credit Agreement is hereby amended by replacing the definition of "Debt" set forth therein in its entirety with the following:

""Debt" means, for any Person, without duplication: (i) all indebtedness or liability for or on account of money borrowed by,

or for or on account of deposits with or advances to (but not including accrued pension costs, deferred income taxes or accounts payable of) such Person; (ii) all obligations (including contingent liabilities) of such Person evidenced by bonds, debentures, notes, banker’s acceptances or similar instruments; (iii) all indebtedness or liability for or on account of property or services purchased or acquired by such Person; (iv) any amount secured by a Lien on property owned by such Person (whether or not assumed) and Capital Lease Obligations of such Person (without regard to any limitation of the rights and remedies of the holder of such Lien or the lessor under such capital lease to repossession or sale of such property); (v) the maximum available amount of all standby letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed); and (vi) all Guarantees of such Person; provided that the following shall be excluded from Debt of the Borrower and any of its Subsidiaries for purposes of this Agreement: (a) all payment liabilities of any such Person under insurance and reinsurance policies from time to time issued by such Person, including guarantees of any such payment liabilities; (b) all other liabilities (or guarantees thereof) arising in the ordinary course of any such Person’s business as an insurance or reinsurance company (including GICs and Stable Value Instruments and any Specified Transaction Agreement relating thereto), or as a corporate member of The Council of Lloyd’s, or as a provider of financial or investment services or contracts (including GICs and Stable Value Instruments and any Specified Transaction Agreement relating thereto); and (c) any Exempt Indebtedness."

     The parties to the Credit Agreement hereby agree that, effective as of the date hereof, Section 1.01 of the Credit Agreement is hereby amended by adding the following definition in proper alphabetical order therein:

""Exempt Indebtedness" means any Debt of any Person (other than the Borrower or any of its Affiliates) that is consolidated on the balance sheet of the Borrower and its consolidated Subsidiaries in accordance with GAAP (whether or not required to be so consolidated); provided that (a) at the time of incurrence of such Debt by such Person, the cash flows from the assets of such Person shall reasonably be expected by such Person to liquidate such Debt and all other liabilities (contingent or otherwise) of such Person and (b) no portion of such Debt of such Person shall be Guaranteed (other than guarantees of the type referred to in clause (i) and (ii) of the definition of Debt) by, or shall be secured by a Lien on any assets owned by the Borrower or any of its Subsidiaries and neither such Person nor any of the holders of such Debt shall have any direct or indirect recourse to the Borrower or any of its Subsidiaries (other than in respect of liabilities and guarantees of the type referred to in clause (i) or (ii) of the definition of Debt)."

     The parties to the Credit Agreement hereby agree that, effective as of the date hereof, Section 1.01 of the Credit Agreement is hereby amended by adding the following definition in proper alphabetical order therein:

""Specified Transaction Agreement" means any agreement, contract or documentation with respect to the following types of transactions: rate swap transaction, swap option, basis swap, asset swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, current swap transaction, cross-currency rate swap transaction, currency option, credit protection transaction, credit swap, credit default swap, credit default option, total return swap, credit spread transaction, repurchase transaction, reverse repurchase transaction, buy/sell-back transaction, securities lending or borrowing transaction, weather index transaction or forward purchase or sale of a security, commodity or other financial instrument or interest, and transactions on any commodity futures or other exchanges, markets and their associated clearing houses (including any option with respect to any of these transactions)."

     The parties to the Credit Agreement hereby agree that, effective as of the date hereof, Section 5.02(c) of the Credit Agreement is hereby amended by adding the following language at the end thereof:

", or (v) Dispositions from the Borrower to its Affiliates; provided, that no such Disposition may cause the aggregate of all such Dispositions to Affiliates in the calendar year in which such Disposition was made to exceed an amount equal to twenty-five percent (25%) of the Borrower's Consolidated Net Worth as of the date of such Disposition, or as reported in the Borrower's most recently issued audited or certified financial statements, whichever is lower."

     The Borrower represents and warrants to the Agent, Citibank, CAFCO, CRC, CHARTA and CIESCO that immediately after giving effect to this Agreement of Amendment, (i) the representations and warranties of the Borrower set forth in the Credit Agreement are true and correct in all material respects, and (ii) no Default or Event of Default shall be continuing.

     This Agreement of Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

     THIS AGREEMENT OF AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     All references in any Program Document to the Credit Agreement on and after the date hereof shall be deemed to refer to the Credit Agreement, as amended hereby, and the parties hereto agree that on and after the date hereof, the Credit Agreement, as amended hereby, is in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed and delivered by their duly authorized officers as of the date first above written.

CITICORP NORTH AMERICA, INC.,	CITIBANK, N.A.,
as Agent	as Secondary Lender

By: /s/ Arthur Bovino___	By: /s/ Arthur Bovino___
Name: Arthur Bovino	Name: Arthur Bovino
Title: Vice-President	Title: Vice-President

CAFCO, LLC, as Lender	CRC FUNDING, LLC, as Lender

By: Citicorp North America, Inc., as	By: Citicorp North America, Inc., as
Attorney-in-Fact	Attorney-in-Fact

By: /s/ Arthur Bovino__	By: /s/ Arthur Bovino__
Name: Arthur Bovino	Name: Arthur Bovino
Title: Vice-President	Title: Vice-President

CHARTA, LLC, as Lender	CIESCO, LLC, as Lender

By: Citicorp North America, Inc., as	By: Citicorp North America, Inc., as
Attorney-in-Fact	Attorney-in-Fact

By: /s/ Arthur Bovino__	By: /s/ Arthur Bovino__
Name: Arthur Bovino	Name: Arthur Bovino
Title: Vice-President	Title: Vice-President

XL RE LTD,
as Borrower

By: /s/ Derrick A Irby__
Name: Derrick A Irby
Title: SVP and Chief Financial Officer